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                                                                   EXHIBIT 10.36

                               INDEMNITY AGREEMENT

              THIS AGREEMENT dated April 25, 1996.


         BETWEEN:


                   SAVILLE SYSTEMS PLC

                   (the "Indemnifier"),


         OF THE FIRST PART

                   - and -


                   ORFUS INVESTMENTS

                   (the "Landlord"),


         OF THE SECOND PART


                   WHEREAS the Indemnifier and the Tenant have requested the Landlord to enter into a lease (the "Lease") dated April 25, 1996, between Orfus Investments as landlord and Saville Systems Canada, Ltd. as tenant (the "Tenant") relating to premises in the building known as the West Tower of 675 Cochrane Drive, Markham, Ontario and the Landlord has agreed to do so only if the Indemnifier executes and delivers this agreement in favour of the Landlord;

                   NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Indemnifier), the Indemnifier hereby agrees with the Landlord as follows:

                   I. The Indemnifier shall indemnify and save the Landlord harmless from all losses, damages and costs incurred by the Landlord if, during the period which is expressed by Section 3 of the Lease to be its term, and during any renewal or extension thereof, the Landlord does not receive any amount payable by the Tenant under the Lease for such period which, if the Lease were in full force and effect and in good standing, would be payable under the L ease;

                   II. If the Tenant defaults in the payment of any amount payable under the Lease or in the due performance of any other obligation of the Tenant under the Lease, the Indemnifier shall forthwith upon demand by the Landlord pay to the Landlord all amounts so payable and all damages that may arise upon the default by the Tenant in the payment thereof or in the due performance of any such obligation;

                   III. The Indemnifier shall be jointly and severally bound with the Tenant to the Landlord for the performance of the obligations of the Tenant under the Lease, including the payment of all Basic Rent and Additional Rent, and its liability shall be that of a direct and primary obligor and not merely that of a surety;
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                   IV.  In the event of the occurrence of a default by the
         Tenant under the Lease or in the event of a default by the Indemnifier under this Indemnity, the Indemnifier waives any right to require the Landlord to:

                        (i) proceed against the Tenant or pursue any rights or remedies with respect to the Lease;

                        (ii) proceed against or exhaust any security of the Tenant or any other person and which is held by the Landlord; or

                        (iii) pursue any other remedy whatsoever in the
                              Landlord's power.

         The Landlord has the right to enforce the within Indemnity regardless of the acceptance of additional security from the Tenant or any other person and regardless of the release or discharge of the Tenant or any other person who has provided security to the Landlord, by the Landlord or by others or by operation of any law;

                   V. This Indemnity is absolute and unconditional and the obligations of the Indemnifier shall not be released, discharged, mitigated or in any way be affected by any delay, neglect or forbearance by the Landlord in enforcing performance by the Tenant of its obligations under the Lease or by the granting by the Landlord to the Tenant of any extension of time or by any waiver by the Landlord of any of the Tenant's obligations or by any assignment or sublease or other dealing by the Tenant with the Lease or the premises whether with or without the consent of the Landlord or by any want of notice to the Indemnifier or by any dealing between the Landlord and the Tenant with or without notice to the Indemnifier or by any dealing between the Landlord and the Tenant with or without notice to the Indemnifier whereby the respective obligations and rights of either the Landlord or the Tenant are amended including any amendment of the Lease or by any other act or failure to act by the Landlord which would release, discharge or affect the obligations of the Indemnifier if it were a mere surety, and with the intent that this indemnity shall not be released or affected or the rights of the Landlord hereunder in any way impaired until such time as all the obligations of the Tenant under the Lease have been fully performed and satisfied;

                   VI. Without limiting the generality of the foregoing, the obligations of the Indemnifier hereunder shall not and shall not be deemed to be released, discharged or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding up or other creditors' proceedings or the rejection, disaffirmance or disclaimer of the Lease in any proceeding and shall continue with respect to the periods prior to and thereafter, for and with respect to the term (and any renewal or extension thereof) as if the Lease had not been disaffirmed or disclaimed, and without limiting the generality of the foregoing, the obligations of the Indemnifier hereunder shall not and shall not be deemed to be released, discharged or affected by reason of the Tenant ceasing to exist (whether by winding-up, forfeiture, cancellation or surrender of charter, or any other circumstance) or by any event terminating the Lease including a re-entry or termination pursuant to the Lease; and in furtherance hereof, the Indemnifier agrees, upon any disaffirmance, disclaimer, or any other event which has the effect of terminating the Lease, the Indemnifier shall, at the option of the Landlord, become the Tenant of the Landlord upon the same terms and conditions as are contained in the Lease, applied mutatis mutandis. The liability of the Indemnifier shall not be affected by any repossession of the premises by the Landlord. Nothing in this subparagraph or elsewhere in this Indemnity will be construed so as to confer any rights on the Indemnifier to occupy or use the premises or to claim any interest or rights in the premises or the Lease whether or not the Indemnifier is required to perform any covenants under this Indemnity or under the Lease;
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                   VII. The Indemnifier hereby expressly waives notice of the acceptance of this Indemnity and notice of non-performance, non-payment or non-observance on the part of the Tenant of the terms, covenants and conditions in the Lease. Without limiting the generality of the foregoing, any notice which the Landlord desires to give to the Indemnifier shall be sufficiently given if delivered in person, if mailed, by prepaid registered mail, or sent by telefacsimile, and sent to the following:

                        Saville Systems PLC
                        675 Cochrane Drive
                        Markham, Ontario

                        Attention:  President

         Any such notice is deemed to have been given upon the day it was delivered in person, if mailed, 72 hours after the date it was mailed, and if given by telefacsimile, on the date upon which it was sent;

                   VIII. No action or proceedings brought or instituted under this Indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought under this Indemnity by reason of any further default hereunder or in the performance and observance of the terms, covenants and conditions contained in the Lease;

                   IX. No modification of this Indemnity shall be effective unless it is in writing and is executed by both the Indemnifier and the Landlord;

                   X. The Indemnifier shall be bound by any account settled between the Landlord and the Tenant;

                   XI. The Indemnifier hereby irrevocably submits and attorns to the jurisdiction of the courts of the Province of Ontario;

                   XII. The obligations of the Indemnifier hereunder may be assigned by the Landlord, will benefit and be enforceable by the successors and assigns of the Landlord and shall bind the heirs, executors and legal representatives and the successors and assigns of the Indemnifier; any assignment by the Landlord of any of its interest in the Lease shall operate automatically as an assignment to such assignee of the benefit of this Indemnity;

                   XIII. The grammatical changes required to make the provisions of this agreement apply in the plural sense where the Indemnifier comprises more than one person and to corporations, firms, partnerships, or individuals male or female, will be assumed as though in each case fully expressed, and if the Indemnifier consists of more than one person, the agreements of the Indemnifier shall be deemed to be joint and several agreements of each such person;

                   XIV. This Indemnity constitutes the entire agreement between the Indemnifier and the Landlord and neither party hereto shall be bound by any representations or agreements made by any other person which would in any way reduce, impair or detract from the obligations of the Indemnifier hereunder other than any which are expressly set out herein;

                   XV. This agreement shall be governed by the laws of the Province of Ontario, and shall be treated in all respects as an Ontario contract.
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                   Each of the parties represents and warrants to the other that the recital set out above is true and correct in substance and in fact, as such recital relates to such party, and such recital is incorporated as an integral part of this Indemnity.

                   The Indemnifier acknowledges receipt of a copy of the Lease.
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                   In witness whereof the Landlord and the Indemnifier have
executed this agreement.

                                       SAVILLE SYSTEMS PLC

                                       by:___________________________


         c/s

                                       Title:________________________



                                       ORFUS INVESTMENTS


                                       by:___________________________
                                            Howard L. Orfus